EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended January 23, 2015

Current Month				Rolling Performance*				Rolling Risk Metrics* (February 2010 – January 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	2.6%	3.4%	3.4%	15.8%	-0.1%	-0.3%	2.2%	-0.3%	9.9%	-28.6%	0.0	0.0
B**	2.6%	3.4%	3.4%	15.2%	-0.7%	-0.9%	1.5%	-0.9%	9.9%	-29.9%	0.0	-0.1
Legacy 1***	2.6%	3.5%	3.5%	17.8%	1.9%	1.7%	N/A	1.7%	9.8%	-23.7%	0.2	0.2
Legacy 2***	2.6%	3.5%	3.5%	17.7%	1.7%	1.4%	N/A	1.4%	9.7%	-24.4%	0.2	0.2
Global 1***	2.6%	3.5%	3.5%	18.6%	2.5%	1.4%	N/A	1.4%	9.3%	-21.9%	0.2	0.2
Global 2***	2.6%	3.5%	3.5%	18.4%	2.3%	1.1%	N/A	1.1%	9.3%	-22.4%	0.2	0.2
Global 3***	2.6%	3.4%	3.4%	16.7%	0.6%	-0.6%	N/A	-0.6%	9.3%	-26.2%	0.0	-0.1

S&P 500 Total Return Index****	1.6%	-0.3%	-0.3%	17.5%	18.6%	16.2%	7.9%	16.2%	12.8%	-16.3%	1.2	2.1
Barclays Capital U.S. Long Gov Index****	0.6%	6.1%	6.1%	25.5%	6.3%	10.6%	7.8%	10.6%	11.3%	-15.5%	0.9	1.8
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	28%					28%
Energy	14%	Short	Crude Oil	3.4%	Short	14%	Short	Crude Oil	3.4%	Short
			Brent Crude Oil	3.1%	Short			Brent Crude Oil	3.1%	Short
Grains/Foods	6%	Short	Cotton	1.2%	Short	6%	Short	Cotton	1.2%	Short
			Sugar	0.9%	Short			Sugar	0.9%	Short
Metals	8%	Long	Copper	1.9%	Short	8%	Long	Copper	1.9%	Short
			Gold	1.7%	Long			Gold	1.7%	Long
FINANCIALS	72%					72%
Currencies	17%	Long $	Japanese Yen	3.6%	Short	17%	Long $	Japanese Yen	3.6%	Short
			British Pound	3.2%	Short			British Pound	3.2%	Short
Equities	22%	Long	S&P 500	8.0%	Long	22%	Long	S&P 500	8.0%	Long
			Nasdaq	2.6%	Long			Nasdaq	2.6%	Long
Fixed Income	33%	Long	U.S. 10-Year Treasury Notes	7.5%	Long	33%	Long	U.S. 10-Year Treasury Notes	7.5%	Long
			U.S. Treasury Bonds	3.7%	Long			U.S. Treasury Bonds	3.7%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets fell nearly 7%, driven lower after the U.S. Energy Information Administration reported U.S. crude oil inventories had risen to 14-year highs.  Prices were also driven lower by heavy liquidations created by uncertainty about Saudi Arabia's future oil policy.  Natural gas markets finished lower, also pressured by elevated U.S. inventories.

Grains/Foods
Soybean markets declined nearly 2% as export sales slipped to a new low, with cancellations by China confirmed by USDA and forecasts showing elevated supplies from South America.  Coffee markets declined due to forecasts for favorable weather in Brazil.  Cocoa markets also fell, moved lower by weak demand.

Metals
Gold markets rallied to a five-month high as investors attempted to hedge against declines in the euro following the European Central Bank’s (ECB) decision to expand its bond-buying initiative.  Copper markets fell due to continued weak demand from the Eurozone and concerns regarding slowing Chinese growth.

Currencies
The euro experienced steep declines versus global counterparts after the ECB announced plans to purchase over €1 trillion worth of sovereign European debt over the next two years.  The U.S. dollar strengthened following bullish economic data and increased demand for U.S. assets.  The Canadian dollar fell in excess of 3% versus the U.S. dollar after the Bank of Canada lowered growth projections due to weakness in the energy markets.

Equities
Global equity indices rallied, supported by beliefs the ECB's expanded quantitative easing will help stabilize the Eurozone financial system and benefit the world economy.  U.S. equity markets also moved higher on better-than-expected earnings reports for the 4th quarter of 2014.

Fixed Income
German Bund prices rose after the ECB announced its plans to expand bond-buying.  U.S. 30-year Treasury Bonds moved higher, supported by increased demand for higher-yielding assets amidst record-low yields on sovereign European debt.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.